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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

1. We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04351) pertaining to the NOVA Corporation 1991 Employees Stock Option and Stock Appreciation Rights Plan and the NOVA Corporation 1996 Employees Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-64683) pertaining to the NOVA Corporation 1996 Employees Stock Incentive Plan and NOVA Corporation Directors Stock Option Plan, the Registration Statement (Form S-8 No. 333-64681) pertaining to the PMT Services, Inc. 1997 Nonqualified Stock Option Plan, 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Stock Plan, the Registration Statement (Form S-8 No. 333-37220) pertaining to the NOVA Corporation 2000 Employees Stock Incentive Plan, the Registration Statement (Form S-3
    No. 333-34796) pertaining to the FSB acquisition and Registration Statement (Form S-3 No. 333-55624) pertaining to the FSB earn-out agreement of our report dated February 14, 2001 with respect to the consolidated financial statements and schedule of NOVA Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.




March 28, 2001
Atlanta, Georgia